                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         First Palm Beach Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         FIRST PALM BEACH BANCORP, INC.
                          450 SOUTH AUSTRALIAN AVENUE
                         WEST PALM BEACH, FLORIDA 33401

                                                               December 18, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of First Palm Beach Bancorp, Inc. (the "Company"), the holding company for First Bank of Florida (the "Bank"), West Palm Beach, Florida, which will be held on Wednesday, January 21, 1998 at 9:00 a.m., Eastern Standard time, in the Florida Room at the First Bank of Florida Corporate Headquarters, 450 South Australian Avenue, West Palm Beach, Florida 33401.

     The attached Notice of Annual Meeting and the Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of First Palm Beach Bancorp, Inc., as well as representatives of Deloitte & Touche LLP, the Company's independent auditors, will be present at the meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of First Palm Beach Bancorp, Inc. has determined that the matters to be considered at the meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each matter to be considered.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

                                          Sincerely yours,

                                          /s/ Louis O. Davis, Jr.
                                          Louis O. Davis, Jr.
                                          President and Chief Executive Officer

                         FIRST PALM BEACH BANCORP, INC.
                          450 SOUTH AUSTRALIAN AVENUE
                         WEST PALM BEACH, FLORIDA 33401
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 21, 1998
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First Palm Beach Bancorp, Inc. (the "Company") will be held on Wednesday, January 21, 1998, at 9:00 a.m., Eastern Standard time, in the Florida Room on the fourth floor of the Corporate Headquarters of First Bank of Florida, 450 South Australian Avenue, West Palm Beach, Florida 33401.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

          1. The election of three directors for terms of three years each;

          2. The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending September 30, 1998; and

          3. Such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     Holders of record of First Palm Beach Bancorp, Inc. common stock as of the close of business on November 24, 1997 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at First Palm Beach Bancorp, Inc., at the address set forth above for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ John C. Trammel
                                          John C. Trammel
                                          Secretary

West Palm Beach, Florida
December 18, 1997

--------------------------------------------------------------------------------

        YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS
   IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU
   OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE PAID ENVELOPE
   PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON
   OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON
   AT ANY TIME PRIOR TO ITS EXERCISE.
--------------------------------------------------------------------------------

                         FIRST PALM BEACH BANCORP, INC.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 21, 1998

GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy card are being furnished to stockholders of First Palm Beach Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be used at the Company's Annual Meeting of Stockholders to be held on January 21, 1998 and any adjournments or postponements thereof (the "Annual Meeting"). Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as of the close of business on November 24, 1997 (the "Record Date") are entitled to vote at the Annual Meeting. The 1997 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended September 30, 1997, accompanies this Proxy Statement and proxy card, which are first being mailed to stockholders of record on or about December 18, 1997.

VOTING AND QUORUM REQUIREMENTS

     As of the Record Date there were 5,052,246 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter to properly come before the Annual Meeting, except as described below. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date is necessary to constitute a quorum at the Annual Meeting.

     The election of directors shall be by a plurality of votes cast by the holders of Common Stock present, in person or by proxy, and entitled to vote thereon. Holders of Common Stock may not vote their shares cumulatively with respect to the election of directors. The ratification of the appointment of independent auditors and any other matters as may properly come before the Annual Meeting requires a majority of the votes cast by the holders of Common Stock present, in person or by proxy, and entitled to vote thereon.

     Shares of Common Stock as to which the "ABSTAIN" box has been selected on the proxy card with respect to the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company will be counted as present and entitled to vote and will have the effect of a vote against the proposal. In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on each matter presented.

     Every properly executed proxy that is timely received by the Company will be voted in accordance with the instructions contained therein unless otherwise revoked. Properly executed unmarked proxies will be voted FOR the election of the Board's nominees as directors, and FOR the ratification of the appointment of the independent auditors. If you are a stockholder whose shares are not registered in your own name, you will need an assignment of voting rights from the stockholder of record to vote personally at the Annual Meeting.

     Proxies solicited hereby will be returned to Chase Mellon Shareholder Services and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or be directors of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Board for safekeeping.

     Pursuant to the Certificate of Incorporation of the Company, no record stockholder of Common Stock which is beneficially owned, directly or indirectly, by a stockholder who as of the Record Date beneficially owns more than ten percent (10%) of Common Stock outstanding on such date (the "Limit") will be entitled or permitted to vote any shares of Common Stock in excess of ten percent (10%) of Common Stock outstanding as of the Record Date. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

REVOCATION OF PROXIES

     Any stockholder who executes a proxy has the right to revoke it at any time before it is voted. A proxy may be revoked by delivering to the Secretary of the Company, at its principal office, either a written revocation or a proxy, duly executed, bearing a later date, or by attending the Annual Meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of the Record Date, as to those persons who have disclosed in certain reports filed with the Company and with the Securities and Exchange Commission (the "SEC") in accordance with
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), beneficial ownership of more than 5% of the Company's outstanding shares of Common Stock on the Record Date. Other than those persons listed below, the Company is not aware of any person or group, as that term is defined in Section 13(d)(3) of the Exchange Act, that owns more than 5% of the Company's outstanding Common Stock as of the Record Date.

                                                                                   AMOUNT AND
                                                                                   NATURE OF
                                                                                   BENEFICIAL    PERCENT OF
   TITLE OF CLASS                NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP       CLASS
---------------------  --------------------------------------------------------    ----------    ----------
Common Stock           First Bank of Florida                                        372,450(1)      7.37%
                         Employee Stock Ownership Plan ("ESOP")
                         450 South Australian Avenue
                         West Palm Beach, FL 33401
Common Stock           Josiah T. Austin and El Coronado Holdings, L.L.C.            263,250(2)      5.21%
                         El Coronado Ranch
                         Star Route Box 395
                         Pearce, Arizona 85625

---------------

(1) Marine Midland Bank, as the trustee for the ESOP ("ESOP Trustee"), must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of the Record Date, 220,267 shares of Common Stock in the ESOP are held in the participants' allocated accounts. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in the interest of ESOP participants and their beneficiaries in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Fred A. Greene, Louis O. Davis, Jr. and
    R. Randy Guemple administer the ESOP as a committee, and have no voting and shared investment power over shares of Common Stock held in the ESOP.
(2) Based on information set forth in a Schedule 13D filed on November 12, 1997, Mr. Austin is the beneficial owner of all such shares in his personal capacity, as trustee of various trusts and as sole managing member of El Coronado Holdings, L.L.C. Mr. Austin has sole power to vote or direct the vote or to dispose or to direct the disposition of 262,900 of such shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of November 24, 1997, information with respect to the shares of Common Stock beneficially owned by each director of the Company, by each Named Executive Officer of the Company and Bank identified in the Summary Compensation Table included elsewhere herein, and all directors and executive officers of the Company or its wholly-owned subsidiary, the Bank, as a group. The address for each such person is c/o the Company, 450 S. Australian Avenue, West Palm Beach, Florida 33401.

                                                                               AMOUNT AND NATURE
     TITLE OF                                         POSITION WITH                   OF                PERCENT OF
       CLASS         NAME OF BENEFICIAL OWNER        THE COMPANY(1)         BENEFICIAL OWNERSHIP(2)       CLASS
-------------------  ------------------------  ---------------------------  -----------------------     ----------
Common Stock         William W. Lynch          Director, Chairman of the             41,681(3)             *
                                                 Board
Common Stock         Louis O. Davis, Jr.       Director, President and              150,245(4)             2.92%
                                                 Chief Executive Officer
Common Stock         Dr. Edward M. Eissey      Director, Vice Chairman of            27,066(5)             *
                                                 the Board
Common Stock         Fred A. Greene            Director                              47,160(6)             *
Common Stock         R. Randy Guemple          Director, Executive Vice              83,445(7)             1.63%
                                                 President, Chief
                                                 Operating Officer, Chief
                                                 Financial Officer
                                                 (Company) and Treasurer
                                                 (Company)
Common Stock         Holly W. Hadley, M.D.     Director                              18,550(8)             *
Common Stock         Robert P. Miller          Director                              35,361(9)             *
Common Stock         Daniel O. Sokoloff, M.D.  Director                              18,550(10)            *
Common Stock         John A. Rudy              Senior Vice President and             46,491(11)            *
                                                 Investment Officer of the
                                                 Bank
Common Stock         All directors and                                              538,360(12)            9.95%
                       executive officers as
                       a group (16 persons)

---------------

  *  Less than one percent
 (1) Titles are for both the Company and the Bank unless otherwise indicated.
 (2) All persons shown in the table have sole voting and investment power, except as otherwise indicated.
 (3) Includes 16,681 shares held by the Bank's Pension Plan, as to which Mr. Lynch shares voting and investment power as a member of the Pension Plan Committee.
 (4) Includes 6,297 shares held in trust by Marine Midland Bank as trustee under the ESOP and allocated to Mr. Davis, as to which Mr. Davis has sole voting (subject to the legal duties of the ESOP Trustee) and shares investment power as a member of the ESOP Committee. Does not include 366,153 shares held in trust pursuant to the ESOP, as to which Mr. Davis shares investment power as a member of the ESOP Committee. Also includes 16,681 shares held by the Bank's Pension Plan, as to which Mr. Davis shares voting and investment power as a member of the Pension Plan Committee. Also includes 100,234 shares underlying currently exercisable options granted pursuant to the Company's 1993 Incentive Stock Option Plan (the "Option Plan").
 (5) Includes 20,000 shares underlying currently exercisable options granted pursuant to the Company's 1993 Stock Option Plan for Outside Directors ("Directors Option Plan").
 (6) Includes 16,681 shares held by the Bank's Pension Plan, as to which Mr. Greene shares voting and investment power as a member of the Pension Plan Committee. Does not include 372,450 shares held in trust pursuant to the ESOP, as to which Mr. Greene shares investment power as a member of the ESOP

     Committee. Also includes 22,226 shares underlying currently exercisable options granted pursuant to the Directors Option Plan.
 (7) Includes 3,830 shares held in trust by Marine Midland Bank as trustee under the ESOP and allocated to Mr. Guemple, as to which Mr. Guemple has sole voting (subject to the legal duties of the ESOP Trustee) and shares investment power as a member of the ESOP Committee. Does not include 368,620 shares held in trust pursuant to the ESOP, as to which Mr. Guemple shares investment power as a member of the ESOP Committee. Also includes 73,800 shares underlying currently exercisable options granted pursuant to the Option Plan.
 (8) Includes 3,534 shares awarded pursuant to the Bank's Recognition and Retention Plan for Outside Directors ("Directors Retention Plan") which are held by Marine Midland Bank as trustee and as to which Dr. Hadley possesses sole voting power but no investment power. Does not include 10,600 shares held by Marine Midland Bank as trustee under the Directors Retention Plan and not allocated to any director's account, as to which Dr. Hadley shares voting power. Also includes 13,250 shares underlying currently exercisable options granted pursuant to the Directors Option Plan.
 (9) Includes 26,500 shares underlying currently exercisable options granted pursuant to the Directors Option Plan.
(10) Includes 3,534 shares awarded pursuant to the Directors Retention Plan which are held by Marine Midland Bank as trustee and as to which Dr. Sokoloff possesses sole voting power but no investment power. Does not include 10,600 shares held by Marine Midland Bank as trustee under the Directors Retention Plan and not allocated to any director's account, as to which Dr. Sokoloff shares voting power. Also includes 13,250 shares underlying currently exercisable options granted pursuant to the Directors Option Plan.
(11) Includes 4,091 shares held in trust by Marine Midland Bank as trustee under the ESOP, as to which Mr. Rudy has voting (subject to the legal duties of the ESOP Trustee) but no investment power. Also includes 24,900 shares held jointly with Mr. Rudy's wife, with whom Mr. Rudy shares voting and investment power, 1,200 shares held indirectly, as to which Mr. Rudy disclaims beneficial ownership, and 15,000 shares underlying currently exercisable options granted pursuant to the Option Plan.
(12) Includes 7,086 shares held by Marine Midland Bank as trustee under the Directors Retention Plan and awarded to Drs. Hadley and Sokoloff; 10,600 shares held by Marine Midland Bank as trustee under the Directors Retention Plan and not allocated to any director's account, as to which certain directors share voting power; 1,000 shares held by Marine Midland Bank as trustee under the Recognition and Retention Plan for Officers and Employees ("RRP") and awarded to one executive officer; 1,520 shares held by Marine Midland Bank as trustee under the RRP and not allocated to any individual's account, as to which one executive officer, by virtue of his status as an RRP participant, has voting power; 23,571 shares held by Marine Midland Bank as trustee under the ESOP and allocated to certain executive officers, who have the power to vote such shares (subject to the legal duties of the ESOP Trustee); 95,226 shares underlying currently exercisable options under the Directors Option Plan; 261,147 shares underlying currently exercisable options under the Option Plan and 16,681 shares held by the Bank's Pension Plan, as to which Messrs. Davis, Lynch and Greene and one executive officer share voting and investment power as members of the Pension Plan Committee. Except with respect to the 23,571 shares noted previously, does not include 372,450 shares held in trust pursuant to the ESOP, as to which Messrs. Davis, Greene and Guemple share investment power as members of the ESOP Committee.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

                       PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors consists of eight directors, divided into three classes, two of which consist of three directors and one of which consists of two directors. All the members of the Board of Directors of the Company also presently serve as directors of the Bank. Upon election by the stockholders, the directors of each class serve for a term of three years, with the directors of one class elected each year. Directors serve until their successors are elected and qualified.

     The directors whose terms expire at the Annual Meeting are Holly W. Hadley, M.D., Dr. Edward M. Eissey and R. Randy Guemple, who was elected to the Board on November 18, 1997 to fill the vacancy caused by the retirement of T.R. Moffett on that date. The nominees proposed for election at the Annual Meeting are Dr. Edward M. Eissey, Holly W. Hadley, M.D. and R. Randy Guemple, all of whom, if elected, will serve for a term expiring at the Annual Meeting of Stockholders to be held in 2001. The nominees for directors are not being proposed for election pursuant to any agreement or understanding between any person and the Company.

     In the event that any of the nominees are unable to serve or decline to serve for any reason, the proxies will be voted for the election of such other person as may be designated by the current Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEE IS WITHHELD, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO THE NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "Security Ownership of Management."

                                                                             EXPIRATION OF
           NAME AND PRINCIPAL OCCUPATION AT                     DIRECTOR        TERM AS
          PRESENT AND FOR THE PAST FIVE YEARS            AGE    SINCE(1)       DIRECTOR
          -----------------------------------            ---    ---------    -------------
NOMINEES

Dr. Edward M. Eissey...................................  69       1976           1998
  Vice Chairman of the Board of the Company and the
  Bank from 1994 to present; Chairman of the Board of
  the Bank from 1987 to 1994; President, Palm Beach
  Community College from 1978 to 1996. Retired since
  January 1997.

R. Randy Guemple.......................................  46       1997(2)        1998
  Executive Vice President, Chief Operating Officer,
  Chief Financial Officer and Treasurer of the Company
  from July 1996 to present; Executive Vice President
  and Chief Operating Officer of the Bank from July
  1996 to present; interim CFO and Treasurer of the
  Bank from October to November 1997; Senior Vice
  President, Treasurer, and Chief Financial Officer of
  the Company and the Bank from 1992 to 1996; Treasurer
  of First Bank of Florida Mortgage Corporation
  (formerly First Federal Mortgage Corporation) from
  1993 to present.

                                                                             EXPIRATION OF
           NAME AND PRINCIPAL OCCUPATION AT                     DIRECTOR        TERM AS
          PRESENT AND FOR THE PAST FIVE YEARS            AGE    SINCE(1)       DIRECTOR
          -----------------------------------            ---    ---------    -------------
Holly W. Hadley, M.D. .................................  46       1996           1998
  Family Practice
  West Palm Beach, Florida
  from 1990 to present.

CONTINUING DIRECTORS

William W. Lynch.......................................  71       1989           1999
  Chairman of the Board of the Company and the Bank
  from 1994 to present; President and Chief Executive
  Officer of the Company from 1993 to 1994; President
  and Chief Executive Officer of the Bank from 1989 to
  1994; Executive Vice President of the Bank from 1966
  to 1989.

Louis O. Davis, Jr. ...................................  51       1994           2000
  President and Chief Executive Officer of the Company
  and the Bank from 1994 to present; Executive Vice
  President of the Company and the Bank from 1991 to
  1994; Chief Operating Officer of the Bank from 1991
  to 1994; Senior Vice President of the Bank from 1981
  to 1991.

Fred A. Greene.........................................  66       1984           2000
  Chairman of the Board (since 1986), President and
  Chief Executive Officer, Gee & Jenson Engineers,
  Architects & Planners, Inc. from 1990 to present.

Robert P. Miller.......................................  58       1977           1999
  Insurance Agent
  State Farm Insurance Company
  Delray Beach, Florida
  from 1968 to present.

Daniel O. Sokoloff, M.D. ..............................  46       1996           2000
  Dermatology
  West Palm Beach, Florida
  from 1982 to present.

---------------

(1) Includes years of service as a director of the Bank prior to the incorporation of the Company.
(2) Pursuant to the Bylaws of the Company and the Bank, Mr. Guemple was elected by the respective Boards as a Director of the Company and the Bank on November 18, 1997 to fill the vacancy created by the retirement of T.R. Moffett on that date.

     The following individuals are the executive officers of the Company and/or the Bank and hold the offices set forth below opposite their names.

NAME                                        AGE                      POSITIONS HELD
----                                        ---                      --------------
Louis O. Davis, Jr........................  51     President and Chief Executive Officer of the
                                                   Company and the Bank
R. Randy Guemple..........................  46     Executive Vice President and Chief Operating
                                                   Officer of the Company and the Bank, Chief
                                                   Financial Officer (Company) and Treasurer
                                                   (Company)
Calvin L. Cearley.........................  58     Executive Vice President and Chief Lending Officer
                                                   of the Bank
John C. Trammel...........................  40     Senior Vice President and Secretary of the
                                                   Company; Executive Vice President, Chief
                                                   Administrative Officer and Secretary of the Bank
Rita K. Zambuto...........................  36     Executive Vice President and Chief of Retail
                                                   Banking of the Bank
Alissa E. Ballot..........................  42     Senior Vice President for Legal Affairs of the
                                                   Bank
Rodney J. Bayliff.........................  51     Senior Vice President for Compliance of the Bank
Suzanne S. Brenner........................  37     Senior Vice President, Chief Financial Officer and
                                                   Treasurer of the Bank
Angela G. Greenberg.......................  55     Senior Vice President for Loan Operations of the
                                                   Bank
John A. Rudy..............................  57     Senior Vice President and Investment Officer of
                                                   the Bank

     The executive officers of the Company and Bank are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The Company and the Bank have entered into Employment Agreements or Change of Control Agreements with the executive officers which set forth the terms of such officers' employment. See "Executive Compensation -- Employment Agreements" and "Executive Compensation -- Change of Control Agreements."

     Biographical information of executive officers of the Company or the Bank who are not directors is set forth below.

     Calvin L. Cearley was promoted to Executive Vice President and Chief Lending Officer of the Bank in October 1997. Mr. Cearley joined the Bank as Senior Vice President of the Lending Division in June 1997. Prior to that time, Mr. Cearley served as President and CEO, Southeast Region, of Southtrust Bank from June 1996 to June 1997, and President and CEO of Prime Bank from 1985 until Prime Bank was sold to Southtrust in June 1996.

     John C. Trammel was promoted to Executive Vice President and Chief Administrative Officer of the Bank in October 1997, while continuing to serve as Senior Vice President and Secretary of the Company and Secretary of the Bank, positions he has held since 1993. Mr. Trammel served as Vice President and Corporate Secretary of the Bank from 1991 to 1993. Mr. Trammel also serves as Secretary of the Bank's subsidiary, First Bank of Florida Mortgage Corporation.

     Rita K. Zambuto (formerly Groton) was promoted to Executive Vice President and Chief of Retail Banking of the Bank in October 1997. Ms. Zambuto had served as Senior Vice President and Chief Retail Officer of the Bank since January 1992.

     Alissa E. Ballot was promoted to Senior Vice President for Legal Affairs of the Bank in October 1997. Ms. Ballot had previously served as Vice President--Legal of the Bank from April 1997 to October 1997. Prior thereto
Ms. Ballot was the General Counsel of North Side Savings Bank in Floral Park, New York from April 1992 to December 1996.

     Rodney J. Bayliff was promoted to Senior Vice President for Compliance of the Bank in November 1997. Mr. Bayliff had served as Vice President and Chief Auditor of the Bank since February 1992.

     Suzanne S. Brenner was elected Senior Vice President, Treasurer and CFO of the Bank on December 1, 1997, following the untimely passing of Linda Terrell in October 1997. Ms. Brenner had been with Deloitte & Touche LLP from October 1985 through November 1997, most recently as a Senior Audit Manager.

     Angela G. Greenberg was promoted to Senior Vice President for Loan Operations of the Bank in November 1997. Prior to that time, Ms. Greenberg had served as Vice President, Mortgage Loan Operations Manager of the Bank since January 1995. Ms. Greenberg joined the Bank in October 1994 as Mortgage Loan Operations Manager. Ms. Greenberg was Operations Manager for Wholesale Lending at Suncoast Savings and Loan in Hollywood, Florida from January 1993 to September 1994 and held a number of positions at Barnett Bank from January 1984 to December 1992.

     John A. Rudy has been the Senior Vice President and Investment Officer of the Bank since 1991. He also serves as a Vice President of First Bank of Florida Mortgage Corporation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company conducts its business through meetings of the Board and meetings of its committees. The Board of Directors of the Company meets monthly and may have additional meetings as needed. During fiscal 1997, the Board of Directors of the Company met twelve times. All of the directors of the Company attended at least 75% of the total number of meetings of the Company's Board of Directors and of all committees on which they served during fiscal 1997. The Board of Directors of the Company maintains committees, the nature and composition of which are described below.

     Audit Committee. The Audit Committee of the Company for 1997 consisted of Drs. Eissey and Sokoloff and Messrs. Miller and Moffett, all of whom are or were non-employee directors. (Mr. Moffett retired as a director on November 18, 1997.) This committee meets on a quarterly basis. Its duties include (1) recommending the selection of an independent auditor; (2) reviewing the scope of the audit to be conducted by the auditor, as well as the results of its audit; and (3) reviewing the organization and scope of the Company's and the Bank's internal system of audit and financial controls. The Audit Committee met four times during fiscal 1997.

     Nominating Committee. The Company's Nominating Committee for the January 21, 1998 Annual Meeting consisted of Messrs. Lynch, Davis, Miller and Greene and Dr. Sokoloff. The Committee considers and recommends the nominees for Director to stand for election at the Company's Annual Meeting of Stockholders. The Company's Certificate of Incorporation and Bylaws provide for stockholder nominations of Directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company (the "Notice of Nomination"). The stockholder's Notice of Nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act (see "Additional Information -- Notice of Business to Be Conducted at an Annual Meeting"). The Nominating Committee met once during fiscal 1997.

     Compensation Committee. The Company's Compensation Committee for fiscal 1997 consisted of Messrs. Moffett and Greene, non-employee directors of the Company. The duties of this Committee include establishing and reviewing the Company's compensation programs. During fiscal 1997, the Compensation Committee met three times.

DIRECTORS' COMPENSATION

     Directors' Fees. Directors of the Company do not receive any fees or retainers for serving on the Company's Board of Directors. Directors of the Bank receive an annual retainer, payable monthly, from the Bank as directors' fees for services to the Bank. Such retainer is determined each December for the following calendar year. For calendar 1996 and 1997 the retainer was $24,000 annually. No additional fees are paid for attendance at board or committee meetings. Directors cannot be absent from more than three consecutive regular Board meetings, unless such absences are excused by the entire Board.

     Directors' Option Plan. The Company adopted the 1993 Stock Option Plan for Outside Directors for all directors and directors emeriti who are not also employees of the Company or the Bank. This Directors' Option Plan was ratified by the stockholders of the Company at the Company's January 25, 1994 Annual Meeting.

     Each of the non-employee directors, other than Drs. Hadley and Sokoloff, was granted options to purchase 26,500 shares of Common Stock on January 25, 1994 at an exercise price per share of $10.00 in connection with the Company's initial public offering. Upon election to the Board of Directors on September 17, 1996, Drs. Hadley and Sokoloff were each granted 13,250 options with an exercise price of $22.9375. All of the options are currently exercisable and expire at the earliest of the tenth anniversary of the date of grant, the first anniversary of termination of service as a director for any reason other than removal for cause (including death in service) or at the time of removal for cause.

     Bank Recognition And Retention Plan For Outside Directors. The Bank has established the First Federal Savings and Loan Association of the Palm Beaches Recognition and Retention Plan for Outside Directors (the "DRP") as a method of providing directors and directors emeriti with a proprietary interest in the Company to encourage them to continue to serve the Company and the Bank. The DRP was ratified by the stockholders of the Company at the Company's January 25, 1994 Annual Meeting. In connection with the Company's initial public offering, each non-employee director other than Drs. Hadley and Sokoloff received awards of 10,600 shares of Common Stock which vested in three equal annual installments in fiscal 1994, 1995 and 1996. Upon election to the Board of Directors on September 17, 1996, Drs. Hadley and Sokoloff each received awards of 5,300 shares of Common Stock which vest in three equal annual installments in fiscal 1997, 1998 and 1999, with accelerated vesting on death, disability or retirement or upon the occurrence of a change in control.

     Retirement Plan for Outside Directors. The Company has adopted a Retirement Plan for non-employee directors who retire from service on the Board of Directors in fiscal 1998 or later years after attaining age 70 or completing 20 years of service as a director of the Company or the Bank. The annual benefit amount is equal to the annual retainer paid for service as a non-employee director for the year in which retirement occurs and is paid in the form of a 10-year continuous and certain annuity. Alternate payment schedules are available which provide for actuarially equivalent benefits. In the event of death prior to the payment in full of accrued benefits, a death benefit is payable. An outside director who has, at any time, been an officer or employee of the Company or the Bank may not participate in this plan.

     Other Arrangements. The Bank engaged the services of Mr. Lynch to provide advice and consultation to the Bank as set forth in a Consulting Agreement effective as of August 1, 1994. The Bank compensated Mr. Lynch $25,000 for consulting services during fiscal 1997. The Consulting Agreement is renewable annually for an additional one-year term upon mutual written agreement of Mr. Lynch and the Board of Directors of the Bank.

EXECUTIVE COMPENSATION

     The Compensation Committee Report on Executive Compensation and the Stock Performance Graph are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules, the Report and Stock Performance Graph shall not be deemed "soliciting material," shall not be deemed filed with the SEC subject to Regulation 14A or 14C, and are not subject to the liabilities of
Section 18 of the Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information regarding the compensation and benefits provided to its Chief Executive Officer and certain other executives. The Compensation Committee submits the following report for fiscal 1997:

     Currently, the individuals serving as Chief Executive Officer and executive officers of the Company also serve as Chief Executive Officer and executive officers, respectively, of the Bank. At present, these officers are compensated for services rendered by them to the Bank, but not for services rendered by them to the Company. Therefore, the Compensation Committee determines the compensation of the Chief Executive Officer and the other executive officers of the Bank. The members of the Company's Compensation Committee also serve as members of the Bank's Compensation Committee for purposes of reviewing incentive stock option grants to officers and employees in compliance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Together, the Company's Compensation Committee and the Bank's Compensation Committee are referred to as the Joint Compensation Committee.

     In fiscal 1997, the members of the Joint Compensation Committee were Messrs. Moffett (Chairman) and Greene, both non-employee directors of the Bank. The Joint Compensation Committee met three times during fiscal 1997.

  Compensation Policy

     The primary objective of the Bank's executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Bank in a manner to promote its growth and profitability and advance the interest of the Company's stockholders. As such, the compensation program is designed to provide levels of compensation which are reflective of both the individual's and the organization's performance in achieving the organization's goals and objectives, both financial and non-financial, as determined in its business plan, and in helping to build value for the Company's stockholders. The program seeks to align the interests of the executives with those of the Company's stockholders by providing a proprietary interest in the Company, the value of which can be significantly enhanced by appreciation of the Company's Common Stock. The program also seeks to adequately provide for the needs of the executives upon retirement based upon the length of service provided to the Bank.

     In structuring an executive compensation program, among the factors considered by the Bank is the financial impact the program will have or likely have on the Bank, including but not limited to its impact on federal income taxes incurred. Effective January 1, 1994, Section 162(m) of the Internal Revenue Code (the "Code") places a limitation of $1 million per executive named in the "Summary Compensation Table" below (the "Named Executive Officer" or "Named Executive Officers") on the deductibility of certain elements of compensation, as defined in the Code, paid to such executive by the Bank. For fiscal 1997, based upon the current level and composition of the compensation of its executive officers, the Bank does not believe that the limitations contained in Section 162(m) of the Code will have any impact on it.

     The principal elements of the Bank's compensation program include base annual salary, long-term incentive compensation in the form of grants of restricted stock under the Bank's Recognition and Retention Plan for Officers and Employees and grants of stock options under the 1993 Incentive Stock Option Plan ("Option Plan"), short-term incentive compensation and retirement benefits under the Bank's Pension Plan and Employee Stock Ownership Plan.

  Base Annual Salary

     The Joint Compensation Committee annually reviews the compensation levels for the Chief Executive Officer and other executive officers and considers the compensation practices of companies of comparable asset size and geographic location by reviewing salary surveys compiled by independent organizations. The Joint Compensation Committee determined the base salaries effective January 1997 after reviewing the SNL Compensation Review of Thrift Institutions for 1997 (the "SNL Survey"), the America's Community Bankers 1997 Compensation Survey for Savings Institutions and other relevant surveys chosen according to asset size and geographic location (collectively, the "Surveys"). A majority of the companies that are located in the Southeastern United States and surveyed in the SNL Survey are included in the SNL Southeast Thrift Index shown in the Performance Graph. The Joint Compensation Committee considered the performance of the Bank relative to the companies in the Surveys and compared the Committee's proposed salary adjustments (in terms of percentage change, dollar adjustment and promotion of the executive officer, if any) to prior year salaries paid by the Bank and by companies in the Surveys.

     In addition to reviewing the Surveys to evaluate salary adjustments effective January 1997, the Joint Compensation Committee considered each executive officer's level of responsibility and performance in his or her position, including the individual's competency, skill and experience. The Joint Compensation Committee also considered the performance of the Bank relative to its peer group and the rise in the annual cost of living in determining base annual salary for 1997. For executive officers hired by the Bank in fiscal 1997, the Committee considered information set forth in the Surveys and the relevant factors set forth above to determine initial salaries.

     For 1997, the Joint Compensation Committee generally set base annual salaries for the Bank's executive officers in the median range of the salaries contained in the SNL Survey for comparable positions. Adjustments to base annual salary for 1997 ranged from a base salary increase of 0% to 11.8% for the Bank's executive officers. In instances in which an executive officer's salary was at or above the median salary level for executives in a similar position of responsibility in other companies as shown in the Surveys, the base salary increase was determined by the executive officer's performance and contribution to the overall profitability of the Bank.

  Long-Term Incentive Compensation

     The long-term incentive compensation portion of the Bank's compensation program consists of the RRP and the Option Plan. The Bank established the RRP as a method of providing key Bank officers and employees with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank, as shares of Common Stock granted under the RRP generally vest at a rate of 33 1/3% per year beginning one year after the grant. No awards were made to the Named Executive Officers, and one award of 1,000 shares was made to an executive officer, in fiscal 1997. See "Executive Compensation -- Bank Recognition and Retention Plan for Officers and Employees." The Option Plan is designed to provide key officers with incentives for long-term performance and to further align such officers' financial interests with those of the Company's stockholders by providing them with the opportunity to participate in the appreciation, if any, of the Common Stock which may occur after the date the options are granted. Grants were made in fiscal 1997 to all of the Named Executive Officers and other executive officers who were in the Bank's employ in fiscal 1997. See "Executive Compensation -- Stock Option Plan."

  Short-Term Incentive Compensation

     The Joint Compensation Committee also reviews the executive officer's performance and responsibility in light of the officer's level of salary to assess the payment of short-term incentive compensation. For and in respect of fiscal 1997, the Joint Compensation Committee recommended the payment of cash bonuses to all the executive officers ranging from 5% to 12% of base salary, except for one bonus of approximately 18% paid to an executive officer based upon the Bank's investment portfolio performance. The cash bonuses were given based upon the role of such officers in the sustained growth of the Bank in fiscal 1997.

  Retirement Benefits

     Retirement benefits are designed to provide for an adequate level of income to the executive officer following his or her retirement from the Bank based upon length of service with the organization and to support the goals and objectives of the rest of the compensation program as described above. The retirement benefits are provided through the Employee Stock Ownership Plan and Pension Plan. See "Executive Compensation -- Employee Stock Ownership Plan and Trust" and "Pension Plan."

  Chief Executive Officer's Compensation

     The Chief Executive Officer's compensation, like that of other executive officers, is determined on the basis of an evaluation of the Bank's performance, compensation levels of institutions of comparable asset size and geographic location and personal performance.

     For fiscal 1997, Mr. Davis was paid a base annual salary of $250,000, not including director fees of $24,000. This base salary, which had been set in July 1996, reflected Mr. Davis' first increase in base salary since July 1994. Such increase placed Mr. Davis below the median salary level for chief executive officers of other companies in the Surveys. Mr. Davis' base annual salary was not increased in 1997. However, Mr. Davis was granted 80,000 non-qualified stock options in March 1997 at an exercise price of $29.0625 per share, which options vested immediately. In addition, in light of the improved financial results of the Company and the Bank in fiscal 1997, the Joint Compensation Committee recommended and the Board awarded Mr. Davis a bonus of $30,000, or 12%, in respect of such fiscal year. See "Summary Compensation Table."

            JOINT COMPENSATION COMMITTEE OF THE BANK AND THE COMPANY

T. R. Moffett (Chairman -- retired from the Board following presentation of this report)

                                 Fred A. Greene

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Non-employee directors Messrs. Moffett and Greene served on the Joint Compensation Committee for fiscal 1997 as directors of both the Bank and the Company. Mr. Moffett served as Chairman of the Joint Compensation Committee. There are no interlocks, within the meaning of the rules and regulations of the SEC, between the members of the Joint Compensation Committee and corporations with which such members are affiliated, or otherwise.

     Stock Performance Graph. The following graph sets forth a periodic comparison of the cumulative total stockholder return on the Company's Common Stock during the period commencing on September 29, 1993 and ending September 30, 1997, with the cumulative total stockholder return during the same period, of companies in NASDAQ-Total US, the SNL Southeast Thrift Index and the NASDAQ Bank Index. The Company has selected the SNL Southeast Thrift Index as its peer group index. The Company selected this geographic index because most of the companies included are savings and loan institutions which converted from federally chartered mutual to federally chartered stock savings and loan associations.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                                    [GRAPH]

                                FIRST PALM
     PERIOD ENDING            BEACH BANCORP,     NASDAQ -     SNL SOUTHEAST      NASDAQ -
                                   INC.         TOTAL US**       THRIFTS          BANKS
          9/29/93                  100.00         100.00          100.00          100.00
          9/30/94                  175.00         100.80          124.10          106.10
          9/29/95                  246.27         139.23          174.51          133.78
          9/30/96                  239.18         165.22          211.18          170.71
          9/30/97                  365.73         226.79          353.78          284.38

---------------

 * Assumes an investment of $100 on September 29, 1993 in each of the Company's Common Stock, the stocks comprising NASDAQ-Total US, the stocks comprising the SNL Southeast Thrift Index and the stocks comprising the NASDAQ Bank Index. The total return for the Company's Common Stock and for each index assumes the reinvestment of dividends. The Company paid quarterly dividends on its Common Stock at the rate of $0.05 per share for the quarters ending from March 31, 1995 to September 30, 1995. Commencing with the quarter ended December 31, 1995, the Company began paying quarterly dividends on its Common Stock at a rate of $0.10 per share. Commencing with the quarter ended December 31, 1996 the Company began paying quarterly dividends at a rate of $0.15 per share. Prior to the quarter ended March 31, 1995, the Company did not pay dividends on its Common Stock.

** NASDAQ-Total US tracks the aggregate price performance of equity securities of companies traded on the NASDAQ National Market System ("NASDAQ-NMS"). The Company's Common Stock is traded on the NASDAQ-NMS.

     Summary Compensation Table. The following table shows, for the fiscal years ending September 30, 1997, 1996 and 1995, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to all individuals serving as the Company's Chief Executive Officer and the highest paid executive officers (collectively, the "Named Executive Officers") of the Company or the Bank who received total salary and bonus in excess of $100,000 in fiscal year 1997. The Chief Executive Officer and the other executive officers of the Company do not receive compensation for services rendered as officers of the Company. All compensation received, therefore, by such executive officers is for services rendered as officers of the Bank, and all such compensation was paid by the Bank.

                                                                                  LONG TERM COMPENSATION
                                                                           ------------------------------------
                                                                                   AWARDS             PAYOUTS
                                                                           -----------------------   ----------
                                          ANNUAL COMPENSATION                           SECURITIES
                                ----------------------------------------   RESTRICTED   UNDERLYING
                                                            OTHER ANNUAL     STOCK       OPTIONS/                  ALL OTHER
           NAME AND             FISCAL   SALARY    BONUS    COMPENSATION     AWARDS        SARS         LTIP      COMPENSATION
    PRINCIPAL POSITIONS(1)       YEAR    ($)(3)     (4)        ($)(5)        ($)(6)       (#)(7)     PAYOUTS(8)      ($)(9)
    ----------------------      ------   -------   ------   ------------   ----------   ----------   ----------   ------------
Louis O. Davis, Jr.(2)........   1997    274,000   30,000          --            --       80,000        None         43,052(10)
  President, Chief               1996    236,803        0          --            --       10,000        None         39,004
  Executive Officer              1995    224,043        0          --            --           --        None         24,728
  and Director

R. Randy Guemple(11)..........   1997    160,000   19,200          --            --       50,000        None         37,285
  Executive Vice                 1996    125,461   16,000          --            --       10,000        None         27,237
  President, Treasurer           1995    104,385   15,000          --        24,313           --        None         16,132
  (Company), Chief Financial
  Officer (Company), Chief
  Operating Officer and
  Director

John A. Rudy..................   1997    102,923   18,400          --            --       15,000        None         27,808
  Senior Vice                    1996     98,923    7,500          --            --           --        None         24,466
  President and                  1995     95,192    2,500          --            --           --        None         15,106
  Investment Officer of the
  Bank

---------------

 (1) Calvin L. Cearley, who was elected Senior Vice President of the Bank in June 1997 and Executive Vice President and Chief Lending Officer of the Bank in October 1997, would have been included in the table if he had held his positions throughout fiscal 1997.
 (2) Mr. Davis became a Director of the Company and the Bank in January 1994 and was promoted to President and Chief Executive Officer of the Company and the Bank effective July 8, 1994.
 (3) Salary includes payroll deduction contributions to benefit plans made pursuant to Section 125 of the Code. Salary also includes, for Mr. Davis, directors' fees of $23,500 for fiscal 1996 and $24,000 for fiscal 1997.
 (4) Bonus consists of amount earned as a bonus for the year in which earned, without regard to the year in which paid.
 (5) For fiscal years 1995, 1996 and 1997, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's salary and bonus for the fiscal year; (b) payments of above-market or preferential earnings on restricted stock, options, SARs or deferred compensation paid during the fiscal year; (c) payments of earnings on long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on Common Stock.
 (6) At September 30, 1997, no awards of restricted stock were outstanding to the Named Executive Officers.
 (7) The figures shown represent options to purchase the number of shares of Common Stock, together with limited stock appreciation rights exercisable only in the event of a change in control. No free-standing stock appreciation rights have been granted.
 (8) For fiscal years 1995, 1996 and 1997, the Bank had no long-term incentive plans in existence and therefore made no long-term awards or payouts.
 (9) All Other Compensation for the Named Executive Officers includes annual contributions by the Bank to the ESOP established on September 29, 1993. For fiscal 1997, the following allocations represent the dollar value of Common Stock allocated under the ESOP as of December 31, 1996 (the allocation date of Common Stock under the ESOP to the account of the Named Executive Officers) based on a share price of $23.625, the closing price for shares of Common Stock on the NASDAQ-NMS on December 31, 1996: Mr. Davis, $42,630; Mr. Guemple, $37,285; and Mr. Rudy, $27,808. The Bank's contributions to the ESOP for calendar year 1997 have not yet been determined.
(10) Includes $422 representing the cost of current life insurance coverage under an insurance contract which has cash value which is owned by the Bank.
(11) Mr. Guemple was promoted to Executive Vice President and Chief Operating Officer of the Company and the Bank effective July 1, 1996. He was elected a Director of the Company and the Bank on November 18, 1997.

EMPLOYMENT AGREEMENTS

     Each of the Company and the Bank is a party to an Employment Agreement with each of Messrs. Davis and Guemple (each, a "Contract Executive"). These Employment Agreements establish the respective duties and compensation of the Contract Executives and are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the Contract Executives.

     The Employment Agreements, which supercede previous agreements entered into with Messrs. Davis and Guemple, provide for an initial term of thirty-six (36) full calendar months beginning May 20, 1997. The Bank's Employment Agreements provide that, prior to the first anniversary date, and on each anniversary date thereafter, the Bank's Board of Directors may agree, after conducting a performance evaluation of the Contract Executive, to extend its Employment Agreements for an additional year so that the remaining terms shall be three years. The Company's Employment Agreements provide for perpetual extensions such that the remaining unexpired term shall be three years unless written notice of non-renewal is given by the Board of Directors or the Contract Executive, in which event the term becomes a fixed period of three years beginning on the notice date.

     The Employment Agreements provide for termination by the Bank or the Company at any time with or without cause as defined in the Employment Agreements. In the event the Bank or the Company chooses to terminate the Contract Executive's employment for reasons other than for cause, or in the event of the Contract Executive's resignation from the Bank and the Company upon
(i) failure to re-elect the Contract Executive to his current offices or to more senior positions, (ii) a material change in the executive's functions, duties or responsibilities that is not cured within 30 days after notice, (iii) any material breach of a term, covenant or condition of the Employment Agreements that is not cured within 30 days after notice, or (iv) following a change of control as defined in the Employment Agreements ("Change of Control"), demotion, loss of title, office or significant authority or responsibility, relocation of the Contract Executive's principal office, material adverse change in working conditions, or failure to include the Contract Executive in compensation and benefit plans comparable to those in effect for similarly situated executives of the acquiror, the Contract Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Contract Executive and the additional contributions or benefits that would have been earned under any employee benefit plan of the Bank or the Company for which the Contract Executive is eligible during the remaining terms of the Employment Agreements and payments that would have been made under any incentive compensation plan during the remaining terms of the Employment Agreements. The Bank and the Company would also continue the Contract Executive's life, health and disability insurance coverage for the remaining terms of the Employment Agreements. Following a Change of Control, the remaining term of each Employment Agreement is deemed to be 36 months.

     If termination, voluntary or involuntary, follows a Change of Control, the Contract Executive or, in the event of death, his beneficiary, would be entitled to a severance payment equal to the greater of the remaining payments under the agreement or three times his average annual compensation over the past five years with the Bank or the Company. In general, for purposes of the Employment Agreements, a "Change of Control" will generally be deemed to occur (i) when a person or group of persons acting in concert acquires beneficial ownership of the shares of any class of equity security, such as common stock of the Company or the Bank, representing at least 20% of the combined voting power of all outstanding securities in the election of directors, or (ii) upon stockholder approval of a merger or consolidation, or upon liquidation or sale of substantially all the assets of the Company or the Bank, or (iii) if there occurs a contested election of directors which results in a change in the majority composition of the Board of Directors of the Company or the Bank over a two-year look-back period.

     Payments to each Contract Executive under the Bank's Employment Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment and benefits under the Employment Agreements made contingent upon a Change of Control, if they would constitute an excess parachute payment under Section 280G of the Code, would be reduced to the extent necessary to avoid creating an excess parachute payment.

     Change of Control Agreements. Each of the Bank and the Company entered into a Change of Control Agreement, effective on various dates ranging from May 20, 1997 to December 16, 1997, with each of Mr. Cearley, Mr. Rudy, Mr. Trammel, Ms. Zambuto, Ms. Ballot, Mr. Bayliff, Ms. Brenner and Ms. Greenberg. For Mr. Rudy, Mr. Trammel, Ms. Zambuto and Ms. Ballot the COC (as hereinafter defined) superceded previous agreements. Each Change of Control Agreement entered into by each of the Bank and the Company, as amended in the cases of Mr. Cearley and Ms. Ballot, is hereinafter referred to as a "COC." Each COC is intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base upon a Change of Control of the Bank and the Company.

     Each COC has a three-year term. Commencing on the first anniversary date of the COC and continuing on each anniversary thereafter, the Bank COC may be renewed by the Board of Directors of the Bank for an additional year so that the remaining term shall be three years. The Company COC extends automatically each year such that the remaining unexpired term shall be three years on each anniversary date unless written notice of non-extension is given at least sixty days prior to any anniversary date. The COC provides that at any time following a Change of Control, if the Company or the Bank terminates the officer's employment for any reason other than cause, or if the officer terminates his employment following the employer's failure to comply with any material provision of the COC that is not cured within 10 days after notice, the officer's demotion, loss of title, office or significant authority, a reduction in the officer's compensation or benefits, or relocation of the officer's principal place of employment more than 25 miles, the officer, or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to three times the officer's annual salary and highest bonus, plus continued insurance benefits for up to three years. Payments under the COC are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

     Payments and benefits resulting under the COC upon a change in control as defined for purposes of Section 280G of the Code, if they would constitute an excess parachute payment under Section 280G of the Code, would be reduced to the extent necessary to avoid creating an excess parachute payment.

     Stock Option Plan. On September 29, 1993, the Company established the 1993 Incentive Stock Option Plan for Officers and Employees. The following table lists all grants of options (and Limited Rights) to Named Executive Officers under the 1993 Incentive Stock Option Plan for Officers and Employees during fiscal 1997 and contains certain information about the potential value of those options based upon certain assumptions as to the appreciation of the Company's Common Stock.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                          -----------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                          % OF TOTAL                                     RATES OF STOCK PRICE
                           NUMBER OF       OPTIONS/                                     APPRECIATION FOR OPTION
                           SECURITIES        SARS                                               TERM(2)
                           UNDERLYING     GRANTED TO        PER SHARE                   -----------------------
                          OPTIONS/SARS   EMPLOYEES IN    EXERCISE PRICE    EXPIRATION       5%          10%
                           GRANTED(1)     FISCAL YEAR    ($/SH)(3)(4)(5)    DATE(6)         $            $
                          ------------   -------------   ---------------   ----------   ----------   ----------
Louis O. Davis, Jr. ....     80,000          31.9%          $29.0625       3/18/2007     1,462,425    3,706,050
R. Randy Guemple........     50,000          19.9%           29.0625       3/18/2007       914,016    2,316,281
John A. Rudy............     15,000           6.0%           29.0625       3/18/2007       274,205      694,884

---------------

(1) Options were granted under the 1993 Incentive Stock Option Plan and vested immediately.
(2) The amounts represent the assumed rates of appreciation reflected in the table only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(3) The purchase price may be paid in whole or in part through the surrender of previously held shares of Common Stock.
(4) Under limited circumstances, such as death, disability or normal retirement of an employee, the employee (or his beneficiary) may request that the Company, in exchange for the employee's surrender of an option, pay to the employee (or beneficiary) the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the employee's termination of employment. It is within the Company's discretion to accept or reject such a request.
(5) Options also include Limited Rights (similar to SARs) pursuant to which the options may be exercised in the event of a Change of Control of the Company. Limited Rights may be granted at the discretion of the Board of Directors at the time of grant of options with respect to all or some of the shares covered by the options. Upon the exercise of a Limited Right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of Common Stock on the date the Limited Rights are exercised, multiplied by the number of shares with respect to which the Limited Rights are being exercised.
(6) The option term is ten years from date of grant, with earlier expiration upon termination for cause or one year after termination for any other reason.

     The following table sets forth the number of shares of Common Stock acquired upon the exercise of options in fiscal year 1997, the value realized as a result of such exercises, and the number of shares represented by stock options (both exercisable and unexercisable), held by the Named Executive Officers as of September 30, 1997. Also reported are the values for "in-the-money" options which represent the difference between the exercise price of the stock options and the fiscal year-end price of the Common Stock.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                   SHARES                           OPTIONS AT             AT SEPTEMBER 30, 1997
                                  ACQUIRED        VALUE         SEPTEMBER 30, 1997       EXERCISABLE/UNEXERCISABLE
NAME                             ON EXERCISE   REALIZED(1)   EXERCISABLE/UNEXERCISABLE           ($)(2)(3)
----                             -----------   -----------   -------------------------   -------------------------
Louis O. Davis, Jr. ...........    20,000       $345,000           100,234/5,100              $912,444/74,906
R. Randy Guemple...............         0             --            73,800/5,100              $828,425/74,906
John A. Rudy...................    15,900       $389,550                15,000/0                    $86,250/0

---------------

(1) Market value of underlying shares of Common Stock on exercise date (based on the closing price for Common Stock on the NASDAQ-NMS on such date) minus the exercise or base price.
(2) The market value of underlying shares of Common Stock for exercisable options at fiscal year-end ($34.8125 per share, the closing price for Common Stock on the NASDAQ-NMS on September 30, 1997) minus the exercise or base price per share.
(3) The market value of underlying shares of Common Stock for unexercisable options at fiscal year-end ($34.8125 per share) minus the exercise or base price per share.

     Bank Recognition and Retention Plan For Officers And Employees. The Bank has established the Recognition and Retention Plan for Officers and Employees (the "RRP") as a method of providing officers and employees in key management positions with a proprietary interest in the Company to encourage such officers and employees to remain employed with the Bank. Awards under the RRP ("Plan Share Awards") are made primarily to officers and key management employees in the form of shares of Common Stock which are held in trust until they vest.

     Plan Share Awards are nontransferable and nonassignable. The Plan Share Awards granted to the recipients vested in equal installments of 33 1/3% each year commencing on September 29, 1994. Plan Share Awards immediately vest upon termination of employment due to death, disability or retirement of the officer or employee, or following a change in the control of the Bank or the Company. When shares become vested and are distributed in accordance with the RRP, the recipients also receive amounts representing accumulated dividends (if any) declared and paid by the Company on shares of Common Stock prior to vesting of the Plan Share Awards.

     Prior to vesting, recipients of Plan Share Awards may direct the voting of shares of Common Stock granted to them and held in the RRP Trust. Shares of Common Stock held by the RRP Trust which have not been earned are voted by the trustee in the same proportion as the awarded shares are voted in accordance with the directions given by the recipients.

     Vested shares are distributed to recipients as soon as practicable following the date on which they vest. When vested shares of Common Stock are distributed, the recipient is deemed to receive ordinary income equal to the fair market value of such shares at the date of distribution (provided such date is more than six months after the date of grant) and the Bank is currently allowed a commensurate compensation expense deduction for income tax purposes. Any unearned shares will be returned to the pool of RRP shares with respect to which additional Plan Share Awards may be granted. As of September 30, 1997, the RRP Trust held 1,520 shares in reserve for future awards. As of the Record Date all existing grants of Plan Share Awards have vested and have been distributed to participants, except for a grant of 1,000 shares to an officer who is not a Named Executive Officer.

     Pension Plan. The Bank maintains a non-contributory defined benefit plan ("Pension Plan"). The following table sets forth the estimated annual benefits payable upon retirement at age 65 in calendar year 1997, expressed in the form of an annual benefit for the final average salary and benefit service classifications specified. The Pension Plan covers compensation consisting of all compensation reportable to the Internal Revenue Service on Form W-2, with the exception of certain bonus and commission payments. The benefits shown are paid out on a straight life annuity basis and reflect minor deductions that have been taken for Social Security.

                          PENSION PLAN TABLE (2)(3)(4)

                                                             YEARS OF BENEFIT SERVICE AT
                                                               NORMAL RETIREMENT DATE
                                                   -----------------------------------------------
FINAL AVERAGE SALARY                                 15        20        25        30        35
--------------------                               -------   -------   -------   -------   -------
$ 75,000.........................................   35,538    47,366    51,266    55,198    59,148
 100,000.........................................   47,526    63,350    68,582    73,846    79,128
 150,000(1)......................................   71,502    95,318   103,214   111,142   119,088
 152,000(1)......................................   72,461    96,597   104,599   112,634   120,687
 200,000(1)......................................   95,478   125,000   125,000   125,000   125,000
 250,000(1)......................................  119,454   125,000   125,000   125,000   125,000
 300,000(1)......................................  125,000   125,000   125,000   125,000   125,000
 350,000(1)......................................  125,000   125,000   125,000   125,000   125,000

---------------

(1) The compensation covered under the Pension Plan is the amount shown in the column entitled "Salary" in the Summary Compensation Table plus other amounts, other than certain bonus and commission payments, reportable to the IRS as W-2 wages, such as income resulting from the vesting of restricted stock awards or the exercise of non-qualified stock options. Under the Code, final average earnings for benefit purposes may not exceed $152,000 in calendar year 1997, and 1997 earnings taken into account in computing final average earnings may not exceed $160,000. Benefits accrued in years prior to the imposition of these limitations based on higher compensation levels have been grandfathered. The $152,000 and $160,000 limits are subject to adjustment in future years to reflect cost of living changes.
(2) The benefits listed in the table include deductions for Social Security benefits and are not subject to other offset amounts.
(3) Under the Code, the maximum annual benefit is $125,000 for the 1997 calendar year. Higher benefits accrued in years prior to the imposition of this limitation have been grandfathered. The $125,000 limit is subject to adjustment in future years to reflect cost of living changes. The following table sets forth the credited years of service (i.e., benefit service) as of September 30, 1997 for each Named Executive Officer.

                        CREDITED SERVICE
    ------------------------------------------------------------
                                                           YEARS
                                                           -----
     Louis O. Davis, Jr..................................  19.5
     R. Randy Guemple....................................   5.0
     John A. Rudy........................................  14.3

(4) William W. Lynch received approximately $21,000 in fiscal 1997 as a supplementary pension payment pursuant to an agreement in respect of his prior service as an officer of the Bank, which provides Mr. Lynch with the amount he would have received under the Pension Plan if there were no limitations under the Code. Neither the Bank nor the Company has entered into similar agreements with any current executive officers.

     Employee Stock Ownership Plan and Trust. The Bank has established an Employee Stock Ownership Plan and Trust (the "ESOP") for the benefit of eligible employees. In connection with the Company's initial public offering, the ESOP purchased 423,200 shares of Common Stock with funds borrowed from the Company, to be allocated to participating employees over a period of years as the acquisition indebtedness is repaid. As of the Record Date, the ESOP held 372,450 shares of Common Stock, of which 220,267 have been allocated to participating employees and 152,183 remained unallocated. The ESOP Trustee, subject to its fiduciary duty, must vote allocated Common Stock as directed by the persons to whose accounts the Common Stock is allocated. The ESOP Trustee votes all unallocated Common Stock, as well as any allocated Common Stock for which no instructions are received, in such manner as it determines to be in the best interest of ESOP participants.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     All loans made by the Bank to its directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                    PROPOSAL 2.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended September 30, 1997 were Deloitte & Touche LLP. The Company's Board of Directors has reappointed Deloitte & Touche LLP to continue as independent auditors for the Company for the fiscal year ending September 30, 1998, subject to ratification of such appointment by the stockholders. The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING SEPTEMBER 30, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors, executive officers and 10% beneficial owners of the Company's Common Stock to file reports concerning their ownership of Common Stock. Based on copies of ownership reports on file and representations made by directors and executive officers, the Company believes that, during the fiscal year ending September 30, 1997, all stock ownership reports required to be filed by reporting persons of the Company were timely filed.

ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 1999, a stockholder proposal must be received by the Secretary of the Company at the following address, no later than August 20, 1998. ATTN: SECRETARY, FIRST PALM BEACH BANCORP, INC., 450 SOUTH AUSTRALIAN AVENUE, WEST PALM BEACH, FL 33401. Any such proposal will be subject to 17 C.F.R. sec. 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the date of the Annual Meeting was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the postage paid envelope provided. If you attend the Annual Meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to its exercise.

PROXY SOLICITATION

     The cost of solicitation of proxies on behalf of the Board will be borne by the Company. In addition to the solicitation of proxies by mail, D. F. King & Co., Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $3,500 plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone or telecopier by directors, officers and employees of the Company and the Bank, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send the proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the year ended September 30, 1997 accompanies this Proxy Statement. Additional copies of the Company's Annual Report to Stockholders may be obtained by written request to the Secretary of the Company at the address indicated below. Such Annual Report is not part of the proxy solicitation materials.

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO FIRST PALM BEACH BANCORP, INC., ATTN: MR. JOHN C. TRAMMEL, SECRETARY, 450 SOUTH AUSTRALIAN AVENUE, WEST PALM BEACH, FLORIDA 33401.

                                          By Order of the Board of Directors

                                          /s/ John C. Trammel

                                          John C. Trammel
                                          Secretary

West Palm Beach, Florida
December 18, 1997

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR
       NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND
          PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                                                                      Appendix A


                         FIRST PALM BEACH BANCORP, INC.


              450 S. Australian Avenue, West Palm Beach, FL  33401

         PROXY FOR THE JANUARY 21, 1998 ANNUAL MEETING OF STOCKHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Each person signing this card on the reverse side hereby appoints as proxies Mr. William W. Lynch and Mr. Louis O. Davis, Jr., or either of them, with full power of substitution, to vote all shares of common stock of First Palm Beach Bancorp, Inc. which such person is entitled to vote at the Annual Meeting of Stockholders of First Palm Beach Bancorp, Inc. (the "Company") to be held at the First Bank of Florida Corporate Headquarters, The Florida Room - 4th Floor, 450 S. Australian Avenue, West Palm Beach, Florida 33401 at 9:00 a.m. local time on January 21, 1998, and any adjournments or postponements thereof, upon the matters referred to in this proxy, and in their discretion upon any other business that may come before the meeting.


                      PLEASE DATE AND SIGN ON REVERSE SIDE

The proxies are hereby authorized to vote as follows:                                         Please mark your votes as   [x]
                                                                                              indicated in this
                                                                                              example


                                                                                              3.  Such other matters as
1.   Election of three Directors; Dr. Edward M. Eissey, Holly W. Hadley, M.D.                     may properly come before the
     and R. Randy Guemple each for a three-year term expiring at the Annual                       meeting or any adjournments or
     Meeting of Stockholders in 2001.                                                             postponements thereof.


     FOR              WITHHELD
 (except as shown    (as to all       (To withhold authority to vote for any nominee,
    on the line)     nominees)        write his/her name on this line:)

    [   ]             [   ]            _________________________________________________

2.   The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending September 30, 1998.

             FOR            AGAINST             ABSTAIN
             [  ]             [  ]                [  ]



                                                                                               The shares represented by this Proxy,
                                                                                               unless otherwise specified, shall be
                                                                                               voted FOR the election of each
                                                                                               nominee listed above and shall be
                                                                                               voted FOR the ratification of the
                                                                                               appointment of independent auditors.

                                                                                               Please sign below exactly as your
                                                                                               name appears on the label.  When
                                                                                               signing as attorney, corporate
                                                                                               officer or fiduciary, please give
                                                                                               full title as such.  Executors,
                                                                                               administrators, trustees, and
                                                                                               others acting in a representative
                                                                                               capacity should indicate title.
                                                                                               Joint owners should all sign.  The
                                                                                               undersigned hereby acknowledges
                                                                                               receipt of the Notice of the
                                                                                               Annual Meeting and Proxy Statement
                                                                                               dated December 18, 1997.

                                                                                               Dated: _______________________, 199__

                                                                                               Signature(s) ________________________

                                                                                               _____________________________________

                                                                                               _____________________________________

                                                                                               PLEASE DATE, SIGN AND RETURN THIS
                                                                                               PROXY PROMPTLY.



YOUR VOTE IS IMPORTANT TO US.  PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING
ENVELOPE.


                                                                      Appendix B


December 18, 1997

Dear ESOP Account Holder:

     As you may know, in connection with the conversion of First Bank of Florida (the "Bank") from a mutual to a stock form of organization in September 1993, and the formation of First Palm Beach Bancorp, Inc. (the "Company") as the parent holding company for the Bank, 423,200 shares of Common Stock of the Company were acquired by the Employee Stock Ownership Plan ("ESOP") for the benefit of participating employees. These shares of Common Stock were purchased with borrowed funds and placed in a suspense account for future transfer to the allocated accounts of individual participating employees as the borrowed funds are repaid.

     A total of 372,450 shares of Common Stock of the Company were held in the allocated and suspense accounts by the ESOP as of November 24, 1997, which is the voting record date (the "Record Date") for the Company's Annual Meeting of Stockholders to be held on January 21, 1998 (the "1998 Annual Meeting"). As a participant in the ESOP, you may direct the voting, at the 1998 Annual Meeting, of the shares of the Company's Common Stock held by the ESOP Trust and allocated to your account as of the Record Date.

     A committee consisting of Messrs. Greene, Davis and Guemple administers the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP has been appointed, Marine Midland Bank (the "ESOP Trustee").

HOW YOU EXERCISE YOUR VOTING RIGHTS

     Because the ESOP Trustee is the owner of record of all of the Common Stock held in the ESOP Trust, only it may submit an official proxy card or ballot to cast votes for this Common Stock. You exercise your right to direct the vote of Common Stock that has been allocated to your account by submitting a Confidential Voting Instruction Card that will tell the ESOP Trustee how to complete the proxy card or ballot for your shares. The ESOP Committee is furnishing to you the enclosed Confidential Voting Instruction Card, together with a copy of the Company's Proxy Statement for the 1998 Annual Meeting, so that you may exercise your right to direct the voting of shares of Common Stock allocated to your account. The Confidential Voting Instruction Card indicates how many shares of Common Stock were allocated to your account, and thus how many votes you have, as of the Record Date. The Confidential Voting Instruction Card also lists the specific proposals to be voted on at the 1998 Annual Meeting.

     In order to direct the voting of shares allocated to your account under the ESOP, you must fill-out and sign the enclosed Confidential Voting Instruction Card and return it in the accompanying envelope by January 7, 1998.

     The Confidential Voting Instruction Card will be delivered directly to the ESOP Trustee who will tally all the instructions received. If your Confidential Voting Instruction Card is received on or before January 7, 1998, the ESOP Trustee will vote the number of shares of Common Stock indicated on your Confidential Voting Instruction Card in the manner you direct. The contents of your Confidential Voting Instruction Card will be kept confidential. No one at the Bank or the Company will have access to information about anyone's individual choices.

UNALLOCATED SHARES

     As of November 24, 1997, 152,183 shares were held in the ESOP suspense account. The ESOP Trustee has a legal duty to decide how to vote these shares. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

UNSPECIFIED PROPOSALS

     At the 1998 Annual Meeting, it is possible, although very unlikely, that stockholders will be asked to vote on matters other than those specified on the attached Confidential Voting Instruction Card. In such a case, there may not be time to ask you for further voting directions. If this situation arises, the ESOP Trustee has a legal duty to decide how to vote all of the shares held in the ESOP Trust. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

IF YOU DO NOT VOTE

     The ESOP Trustee has a legal duty to see that all voting rights for shares of Common Stock held in the ESOP Trust are exercised. If you do not file a Confidential Voting Instruction Card, or if the independent tabulator receives your Confidential Voting Instruction Card after the deadline, the ESOP Trustee will decide how to exercise the votes for your shares. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

     This voting direction procedure is your opportunity to participate in decisions that will affect the future of the Bank and Company. Please take advantage of it by completing and signing the Confidential Voting Instruction Card using the self-addressed envelope provided.

                                          Sincerely,

                                          The ESOP Committee

Enclosure: Proxy Statement

CONFIDENTIAL VOTING INSTRUCTION CARD

                                       NAME:
                                            ------------------------------------

                                       ALLOCATED SHARES:
                                                        ------------------------


    I, the undersigned, understand that the ESOP Trustee is the holder of record and custodian of all shares of First Palm Beach Bancorp, Inc. (the "Company") Common Stock allocated to my account under the First Bank of Florida Employee Stock Ownership Plan. Further, I understand that my voting directions are solicited on behalf of the ESOP Trustee for the Annual Meeting of Stockholders on January 21, 1998.

    As a named fiduciary with respect to the Company Common Stock allocated to me, I direct you to vote all such Company Common Stock as follows:

1. The election of three directors for terms of three years each, as listed below:

               Dr. Edward M. Eissey, R. Randy Guemple, Dr. Holly W. Hadley

                  FOR ALL NOMINEES
             (EXCEPT AS INDICATED BELOW)                         VOTE WITHHELD AS TO ALL NOMINEES

                         [ ]                                                    [ ]

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name in the space provided:

------------------------------------------------------------------------------ .

2. The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending September 30, 1998.

                   [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

3. In the discretion of the ESOP Trustee, as to any other matter or proposal to be voted on by the Company's stockholders at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

    The ESOP Trustee is hereby directed to vote any shares allocated to me. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR all nominees and all of the listed proposals.

    By signing below, I acknowledge receipt of a copy of the Proxy Statement dated December 18, 1997 that was furnished to stockholders of the Company in connection with the Annual Meeting of Stockholders and the accompanying letter dated December 18, 1997 from the Committee appointed to administer the ESOP.

                                           Dated:                        , 199
                                                 ------------------------     -


                                           -------------------------------------
                                             Print Name of ESOP Account Holder

                                           -------------------------------------
                                             Signature of ESOP Account Holder

 PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE TO BE RECEIVED
                         NO LATER THAN JANUARY 7, 1998.

                                                                      Appendix C

December 18, 1997

Dear Directors and Employees:

     As you may know, in connection with the conversion of First Bank of Florida (the "Bank") from a mutual to a stock form of organization in September 1993 and the formation of First Palm Beach Bancorp, Inc. (the "Company") as the parent holding company for the Bank, 211,600 shares of Common Stock of the Company were acquired by the Bank Recognition and Retention Plan for Officers and Employees and the Recognition and Retention Plan for Outside Directors ("the RRPs") for the benefit of the directors and employees of the Bank. As a participant in the RRPs, you may direct the voting, at the Company's Annual Meeting of Stockholders to be held on January 21, 1998 (the "1998 Annual Meeting"), of the shares of the Company's Common Stock held by the RRPs Trust allocated to your account as of November 24, 1997, the voting record date for the 1998 Annual Meeting (the "Record Date").

     A committee consisting of non-employee directors administers the RRPs. An unrelated corporate trustee for the RRPs has been appointed, Marine Midland Bank (the "RRPs Trustee"). The RRPs Trustee will vote those shares of the Company's Common Stock held in the RRPs Trust and allocated to participants in accordance with instructions of the participants.

     We, the Committee responsible for operating the RRPs, are forwarding to you the attached Voting Instruction Card, provided for the purpose of conveying your voting instructions to the RRPs Trustee.

     As of the Record Date, 12,120 shares are held in the RRPs which have not been allocated to any participant. These shares will be voted on each proposal specified on the Voting Instruction Card to reflect the same proportions of affirmative and negative votes as the aggregate affirmative and negative votes reflected for such proposal on the Voting Instruction Cards. If you do not file a Voting Instruction Card or if your Voting Instruction Card is received too late to be included in the tally, any shares allocated to you will be voted in the same manner as the unallocated shares.

     At this time, in order to direct the voting of shares allocated to your account under the RRPs, you must fill out and sign the enclosed Voting Instruction Card and return it in the accompanying envelope by January 7, 1998. The RRPs Trustee will tally the instructions and use the tally in voting all of the shares in the RRPs Trust on the proposals specified on the Voting Instruction Card.

     Please mail the Voting Instruction Card to the RRPs Trustee, Marine Midland Bank, using the self-addressed envelope provided.

     At the 1998 Annual Meeting, it is possible, although very unlikely, that stockholders will be asked to vote on matters other than those specified on the attached Voting Instruction Card. In such a case, there may not be time to ask you for further voting directions. If this situation arises, the RRPs Trustee will decide how to vote all of the shares held in the RRPs Trust.

                                          Sincerely,
                                          RRPs Committee

                            VOTING INSTRUCTION CARD

    I, the undersigned, understand that the RRPs Trustee is the holder of record and custodian of all shares allocated to me of First Palm Beach Bancorp, Inc. (the "Company") Common Stock under the First Bank of Florida Recognition and Retention Plan for Officers and Employees and the Recognition and Retention Plan for Outside Directors. Further, I understand that my voting instructions are solicited on behalf of the RRPs Trustee for the Annual Meeting of Stockholders on January 21, 1998.

    Accordingly, you are instructed to vote all shares allocated to me as follows:

1. The election as directors of all nominees listed (except as marked to the contrary below):

               Dr. Edward M. Eissey
               R. Randy Guemple
               Dr. Holly W. Hadley

                  FOR ALL NOMINEES
             (EXCEPT AS INDICATED BELOW)                         VOTE WITHHELD AS TO ALL NOMINEES
                         [ ]                                                    [ ]

INSTRUCTIONS: To withhold your vote for any individual nominee, write that nominee's name on the line provided below.

--------------------------------------------------------------------------------

2. The ratification of the appointment of Deloitte & Touche LLP as independent auditors of First Palm Beach Bancorp, Inc. for the fiscal year ending September 30, 1998.

                   [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

3. In the discretion of the RRPs Trustee, as to any other matter or proposal to be voted on by the Company's stockholders at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

    The RRPs Trustee is hereby authorized to vote any shares allocated to me as indicated above. I understand that if I sign this form without indicating specific instructions, shares allocated to me will be voted FOR all nominees and all of the listed proposals. By signing below, I acknowledge receipt of a copy of the Proxy Statement dated December 18, 1997 that was furnished to stockholders of the Company in connection with the Annual Meeting of Stockholders and the accompanying letter dated December 18, 1997 from the Committee appointed to administer the RRPs.

                                          Dated:                          , 199
                                                --------------------------     -

                                          -------------------------------------
                                                        Signature

       PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE BY
                                JANUARY 7, 1998.